UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 02, 2026

CCC Intelligent Solutions Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39447	98-1546280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 N. Green Street, 9th Floor
Chicago, Illinois		60607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 621-8070

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2026, CCC Intelligent Solutions Holdings Inc. (the “Company”) appointed John A. Schweitzer as a Class II Director of the Board of Directors (the “Board”) of the Company, effective immediately.

Through February 2026, Mr. Schweitzer served as the EVP, Sales at Salesforce, where he led global sales and go-to-market for its Informatica division. Mr. Schweitzer joined Salesforce in November 2025 in connection with its acquisition of Informatica, where he served as EVP, Chief Revenue Officer from March 2021, incluidng through its IPO in November 2021. Prior to joining Informatica, Mr. Schweitzer served as Chief Revenue Officer at Software AG from 2018 through 2021,and he also previously held senior leadership roles at Workday, SAP, and Oracle. Mr. Schweitzer also serves on the Advisory Board of Spellman Performance, a specialized athletic training organization.

Mr. Schweitzer will be eligible to receive compensation for his service on the Board consistent with that provided by the Company to other independent, non-employee directors, which is described under the caption “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2025, as adjusted by the Board from time to time.

In connection with his appointment to the Board, the Board determined that Mr. Schweitzer is independent pursuant to the required standards set forth in Rule 10A-3(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and pursuant to the definition of independence under Nasdaq Listing Rule 5605(a)(2).

Mr. Schweitzer has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he was appointed as a director of the Company. In addition, there have been no transactions directly or indirectly involving Mr. Schweitzer that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

At the time of Mr. Schweitzer’s appointment to the Board, the Board reconstituted the Nominating and Corporate Governance Committee (the “N&G Committee”) of the Board by appointing Teri Williams as chairperson of the N&G Committee and appointing Mr. Eilam and Mr. Schweitzer to serve on the N&G Committee. As a result of these modifications, Mr. Wei will no longer serve on the N&G Committee.

Item 7.01 Regulation FD Disclosure.

On March 2, 2026, the Company issued a press release announcing the appointment of Mr. Schweitzer to the Board, a copy of which is furnished as Exhibit 99.1 hereto and incorporated in this Item 7.01 by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated March 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.

Date:	March 2, 2026	By:	/s/ Brian Herb
		Name: Title:	Brian Herb Executive Vice President, Chief Financial and Administrative Officer